SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 10, 2005
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      ITEM 2.02 Results of Operations and Financial Condition

On March 10, 2005, Borders Group, Inc. issued a press release regarding its financial results for the fourth quarter and full year of fiscal 2004 ended January 23, 2005. A copy of the press release is attached hereto as Exhibit 99.5.

The information contained in this Current Report, including the exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of Borders Group, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

(a)
On February 9, 2005, the Company filed a Form 8-K report relating to the restatement of its financial statements to correct lease accounting errors. As a result of further clarification of lease accounting issues subsequent to such Form 8-K Report, on March 10, 2005, the Audit Committee of the Company’s Board of Directors adopted a recommendation of the Company’s management to further restate the Company’s financial statements for the years ended January 25, 2004 and for the first three quarters of fiscal 2004 to correct its computation of straight-line rent expense. As a result, and as previously disclosed, the Company’s statements of operations, balance sheets, statements of cash flows, and statements of stockholders’ equity for periods ended October 24, 2004 and earlier should no longer be relied on because of errors in such financial statements. The Audit Committee discussed the matters disclosed in this Item 4.02 (a) with Ernst & Young LLP, the Company’s independent registered public accounting firm.

In prior periods, the Company had recognized the straight line expense for leases beginning on the commencement date of the lease, which had the effect of excluding the construction build-out period of its stores from the calculation of the period over which it expenses rent. The accounting for rent expense will be corrected to include the construction build-out period.

The primary effect of this non-cash correction, similar to those recently announced by several restaurant and retail companies, will be to begin recognizing straight-line rent expense during the construction build-out period.

The cumulative effect of the previously reported corrections, along with the above correction, decreased beginning shareholders’ equity in fiscal 2004 approximately $52.4 million, or 4.5%. Earnings per share for fiscal 2002, 2003 and 2004 decreased by approximately $0.05, $0.06 and $0.02, respectively. The impact on future years’ earnings is not expected to be material.

ITEM 9.01 Financial Statements, Pro Forma Information and Exhibits.

(c) Exhibits:

99.5	Press Release issued by Borders Group, Inc. on March 10, 2005.

    SAFE HARBOR STATEMENT

    Forward-looking statements in this report should be read in conjunction with the Safe Harbor Statement in Exhibit 99.5.

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated:  March 14, 2005                                                    By: /s/ EDWARD W. WILHELM
Senior Vice President and
Chief Financial Officer
(Principal Financial and
       Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:
99.5	Press Release issued by Borders Group, Inc. on March 10, 2005.